Exhibit 10.1

SECOND AMENDMENT
TO
REVOLVING PROMISSORY NOTE

THIS SECOND AMENDMENT TO REVOLVING PROMISSORY NOTE, entered into on October 23, 2013 (this “Amendment”), is made to the Revolving Promissory Note dated November 10, 2005 (as amended by the First Amendment to Revolving Promissory Note entered into on December 23, 2009, the “First Amended Note”), executed by Clear Channel Communications, Inc., a Texas corporation (“Maker” or “Clear Channel”), as maker thereof, payable to the order of Clear Channel Outdoor Holdings, Inc., a Delaware corporation (“CCOH” or “Outdoor”).

Recitals. CCOH, as the current legal and equitable owner and holder, and the payee, of the First Amended Note, and Maker desire to amend the First Amended Note to amend the Contract Rate payable on the Note, with such new Contract Rate being applicable as of the date hereof.

NOW, THEREFORE, in consideration of the premises, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, Maker and CCOH agree as follows:

SECTION 1. Definitions. Capitalized terms used but not defined herein have the meanings assigned in the First Amended Note, and the term “Note” when used in this Amendment means the First Amended Note, as further amended hereby.

SECTION 2. Amendments.

2.1.  The section titled “Definitions” is hereby modified and amended by adding the following defined terms:

“Average Yield-to-Maturity” shall be the sum of the yields to maturity of the last reported trade on each Trading Day during the calendar month of the series of Clear Channel Reference Notes that has the nearest future maturity date, divided by the total number of Trading Days that month. For purposes of determining the “Contract Rate,” the series of Clear Channel Reference Notes that has the nearest future maturity date shall be determined without regard to any series of Clear Channel Reference Notes that has a maturity date less than 90 calendar days from the date of measurement. If no trades were reported during the month for the applicable Clear Channel Reference Notes, the Average Yield-to-Maturity from the previous month shall be used. If no series of Clear Channel Reference Notes that has a maturity date of 90 days or more from the date of measurement continues in existence on the date of measurement, Average Yield to Maturity shall be calculated in the manner described in the three preceding sentences, except that the publicly traded Clear Channel unsecured debt that has the nearest maturity date of 90 days or more from the date of measurement shall be substituted for the Clear Channel Reference Notes. Notwithstanding anything to the contrary in this paragraph, the Average Yield-to-Maturity shall in no event be less than 6.5% per annum, nor greater than 20% per annum.

“Borrowing Availability” shall mean the aggregate amount of cash that can be borrowed by Clear Channel or any of its wholly-owned subsidiaries under any revolving credit facility, line of credit or similar agreement as of the applicable measurement date; provided that, Borrowing Availability cannot exceed as of the applicable measurement date the amount of cash that Clear Channel would be permitted to borrow under any such facility or agreement pursuant to any other financing agreement to which Clear Channel is a party.

“Clear Channel Liquidity” shall be an amount equal to the aggregate of (a) cash and cash equivalents set forth on Clear Channel’s balance sheet, excluding Unavailable Cash and Outdoor Minority Cash; and (b) Borrowing Availability.

“Clear Channel Liquidity Ratio” shall be an amount equal to (A) Clear Channel Liquidity divided by (B) the Outdoor Public Share.

“Clear Channel Reference Notes” shall mean Clear Channel’s 5.5% Senior Notes Due 2014, 4.9% Senior Notes Due 2015, 5.5% Senior Notes Due 2016 and 6.875% Senior Debentures Due 2018.

“Outdoor Minority Cash” shall mean the cash and cash equivalents on the balance sheet of Outdoor on the date of determination, multiplied by the percentage of shares of Outdoor common stock then held by persons other than Clear Channel and its affiliates.

“Outdoor Public Share” shall mean the amount of cash that would be payable to holders of Outdoor common stock, other than Clear Channel or any subsidiary of Clear Channel, assuming (x) a demand by Outdoor of the aggregate amount outstanding under the Note and (y) a simultaneous dividend of the proceeds of such demand to the stockholders of Outdoor.

“Trading Day” shall be a day on which the applicable series of Clear Channel Reference Notes was traded, and a yield-to-maturity was recorded for at least one such trade, as reported by FINRA TRACE on Bloomberg LP.

“Unavailable Cash” shall mean the amount of cash on Clear Channel’s consolidated balance sheet that is “restricted” as determined in accordance with U.S. Generally Accepted Accounting Principles or that is otherwise contractually restricted from being available for general use (e.g., cash pledged as collateral).

2.2. The term “Contract Rate” as defined and used in the First Amended Note is hereby amended and restated in its entirety to read as follows:

                “‘Contract Rate’ means a variable per annum rate of interest (as determined by Clear Channel from time to time and for each applicable period under the Note) equal to the weighted-average interest rate on the (a) outstanding Clear Channel Worldwide Holdings, Inc. 6.50% Series A Senior Notes due 2022 and Clear Channel Worldwide Holdings, Inc. 6.50% Series B Senior Notes due 2022 (collectively, the “CCWH Notes”) and (b) any term loans or debt securities issued to refinance a significant portion of the CCWH Notes; provided that, in the event that (x) the outstanding balance due under the Note exceeds $1.0 billion, the per annum rate of interest applicable to such excess balance (i.e., the amount that exceeds $1.0 billion) will be (only for so long as the outstanding balance due under the Note exceeds $1.0 billion) an amount equal to the Average Yield-to-Maturity or (y) the Clear Channel Liquidity Ratio is, on an actual basis, less than 2.0x, the per annum rate of interest applicable to the entire outstanding balance due under the Note (only for so long as the Clear Channel Liquidity Ratio is less than 2.0x) will be an amount equal to the Average Yield-to-Maturity. Interest will be calculated by Clear Channel as of the last day of each month using (x) daily Note balance amounts and (y) (if applicable) the Average Yield-to-Maturity for such  month. For purposes of clarity, the Contract Rate as of the date hereof is 6.5% per annum.”

SECTION 3. Representations and Warranties. Maker represents and warrants to CCOH that Maker’s representations and warranties set forth in the First Amended Note are true and correct in all material respects as if made on the date hereof and on the effective date hereof, except as they may specifically relate to an earlier date.

SECTION 4. Continuing Effect of First Amended Note. The First Amended Note, as further amended hereby, is hereby ratified and confirmed in all respects, and all references to the “Note” in the First Amended Note shall mean the First Amended Note as further amended hereby. This Amendment shall not constitute an amendment of, or waiver with respect to, any provision of the First Amended Note not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of any party hereto that would require an amendment, waiver or consent of CCOH except as expressly stated herein.

SECTION 5. Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of Texas.

SECTION 6. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Maker and CCOH and their respective successors and assigns permitted by the Note, except Maker may not assign or otherwise transfer any of its rights or obligations hereunder other than as provided in the Note.

SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts, and by each party hereto on separate counterparts, each of which counterpart when so executed shall be an original, but all such counterparts taken together shall constitute one and the same instrument. A counterpart signature page delivered by fax or internet transmission shall be as effective as delivery of an originally executed counterpart.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers on, and effective as of, the date first set forth above.

MAKER:

Clear Channel Communications, Inc.

/s/ Robert H. Walls, Jr.

Name: Robert H. Walls, Jr.
Title: Executive Vice President, General Counsel and Secretary

PAYEE:

Clear Channel Outdoor Holdings, Inc.

/s/ Brian Coleman

Name: Brian Coleman
Title: Senior Vice President and Treasurer

Second Amendment to “Due From Clear Channel” Revolving Promissory Note